Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Pentair, Inc., a Minnesota corporation, hereby constitute and appoint David D. Harrison and Louis L. Ainsworth, or either of them, his/her attorney-in-fact and agent, with full power of substitution, for the purpose of signing on his/her behalf as a director of Pentair, Inc. the Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission within the next sixty days, and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Date:  February 27, 2006

Signature	Title

/s/ Glynis A. Bryan Glynis A. Bryan	Director

/s/ Richard J. Cathcart Richard J. Cathcart	Director

/s/ Barbara B. Grogan Barbara B. Grogan	Director

/s/ Charles A. Haggerty Charles A. Haggerty	Director

/s/ David A. Jones David A. Jones	Director

/s/ Augusto Meozzi Augusto Meozzi	Director

/s/ Ronald L. Merriman Ronald L. Merriman	Director

/s/ William T. Monahan William T. Monahan	Director

/s/ Karen E. Welke Karen E. Welke	Director